Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-6251
	kim_watkins@intuit.com	diane_carlini@intuit.com

Intuit Reports First-quarter Revenue Up 9 Percent

QuickBooks Online Subscribers Grew 41 Percent Worldwide;
Company Sets the Stage for Tax Season

MOUNTAIN VIEW, Calif. - Nov. 17, 2016 - Intuit Inc. (Nasdaq: INTU) announced financial results for the first quarter of fiscal 2017, which ended Oct. 31.
“We are off to a strong start to the fiscal year with QuickBooks Online continuing to build momentum as we pursue large global market opportunities,” said Brad Smith, Intuit’s chairman and chief executive officer. “Customer growth is expanding globally in Canada, the U.K., and Australia, and QuickBooks Self-Employed is contributing to category growth worldwide.
“It’s also time to gear up for tax season, and we’re investing in product innovation focused on driving customer growth and market share. In ProConnect we are focused on multiservice accountants who do both books and taxes for their customers so we can become the operating system behind accountant success. We also continue to promote a set of best practices and standards within the industry that help the Internal Revenue Service and the states to improve their ability to combat tax fraud.
“Overall we are off to a nice start across our businesses and are looking forward to building on this success through the year,” Smith said.

Financial Highlights
For the first quarter, Intuit:

Intuit Reports First Quarter Fiscal 2017 Earnings

•	Reported revenue of $778 million, up 9 percent.

•	Grew total QuickBooks Online subscribers 41 percent to more than 1.6 million subscribers.

•	Grew QuickBooks Online subscribers outside the U.S. by 50 percent, to 323,000 subscribers, led by growth in the U.K., Australia and Canada; subscriber growth in the U.K. accelerated to 87 percent.

•	Increased QuickBooks Self-Employed customers to roughly 110,000 of QuickBooks Online subscribers, up from 85,000 last quarter.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.

Snapshot of First-quarter Results

GAAP				Non-GAAP
	Q1 FY 17	Q1 FY 16	Change	Q1 FY 17	Q1 FY 16	Change
Revenue	$778	$713	9%	$778	$713	9%
Operating Income (Loss)	$(61)	$(29)	NM	$32	$46	(30)%
Earnings Per Share	$(0.12)	$(0.11)	NM	$0.06	$0.09	(33)%
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).

Business Segment Results
Small Business

•	Total Small Business segment revenue increased 11 percent.

•	Small business online ecosystem revenue grew 26 percent, driven by online customer acquisition.

Intuit Reports First Quarter Fiscal 2017 Earnings

•
Intuit’s third annual QuickBooks Connect conference in late October reached record attendance, reinforcing the power of the ecosystem through creating indispensable connections between small business owners, accountants and developers.

•	There are approximately 1,285 apps on the QuickBooks Online platform; 435 are published in the QuickBooks Apps Store.

•
Intuit QuickBooks recently announced a number of new integrations with third-party partners, including Google, Apple Pay, PayPal and American Express and strategic partnerships with Bill.com and TSheets.

Consumer Tax and ProConnect

•	Consumer Tax revenue for the first quarter totaled $60 million and ProConnect revenue was $112 million.
Capital Allocation Summary
In the first quarter the company:

•	Repurchased 1.8 million shares for $192 million, and $2.2 billion remains on the authorization.

•	Received board approval for a $0.34 per share dividend for the second quarter of fiscal 2017, payable on Jan. 18, 2017.

Accounting Standards Update
Intuit’s fiscal 2017 GAAP earnings per share include the impact of the early adoption of the new accounting standard update for share-based compensation. This update requires excess tax benefits realized upon the settlement of a share-based compensation award to flow through the earnings statement instead of the balance sheet. We expect this accounting change to reduce the GAAP tax rate from approximately 34 percent to approximately 32 percent for full fiscal 2017. The impact on GAAP earnings per share is an increase of approximately 7 cents in the first quarter and 12 cents for the full year.

Intuit Reports First Quarter Fiscal 2017 Earnings

Forward-looking Guidance
“Our goal is to be the operating system behind small business success, helping small businesses save time and improve their cash flow, so they thrive when times are good, and remain resilient in times of uncertainty,” said Neil Williams, Intuit’s chief financial officer. “Small business product improvements and innovations coming to market continue to boost our confidence in the continued acceleration of QuickBooks Online subscribers in the second half of the fiscal year.”
Intuit announced guidance for the second quarter of fiscal year 2017, which ends Jan. 31. The company expects:

•	Revenue of $1.045 billion to $1.065 billion, growth of 13 to 15 percent.

•	GAAP operating income of $60 million to $70 million.

•	Non-GAAP operating income of $142 million to $152 million.

•	GAAP diluted earnings per share of $0.12 to $0.15.

•	Non-GAAP diluted earnings per share of $0.33 to $0.36.

•	Ending QuickBooks Online subscribers of approximately 1.77 million

Intuit reiterated guidance for full fiscal year 2017, except for higher GAAP earnings per share guidance due to the early adoption of the accounting standard update. The company expects:

•	Revenue of $5 billion to $5.1 billion, growth of 7 to 9 percent.

•	GAAP operating income of $1.33 billion to $1.38 billion, growth of 7 to 11 percent.

•	Non-GAAP operating income of $1.675 billion to $1.725 billion, growth of 8 to 11 percent.

•	GAAP diluted earnings per share of $3.47 to $3.57, versus $3.69 in fiscal 2016. Fiscal 2016 earnings per share includes $0.65 net income per share from discontinued operations.

•	Non-GAAP diluted earnings per share of $4.30 to $4.40, growth of 14 to 16 percent.

•	QuickBooks Online subscribers of 2.0 million to 2.2 million.

Intuit Reports First Quarter Fiscal 2017 Earnings

Tax Season Unit Updates
The company will provide a tax unit update in late February, concurrent with second-quarter earnings. A final update will be provided in late April after the tax season ends.

Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time. To hear the call, dial 866-658-3991 in the United States or 973-935-8714 from international locations. No reservation or access code is needed. The conference call can also be heard live at http://investors.intuit.com/events.cfm. Prepared remarks for the call will be available on Intuit’s website after the call ends.
Replay Information
A replay of the conference call will be available for one week by calling 888-266-2081, or 703-925-2533 from international locations. The access code for this call is 1677908.
The audio webcast will remain available on Intuit’s website for one week after the conference call.

About Intuit
          Intuit Inc. creates business and financial management solutions that simplify the business of life for small businesses, consumers and accounting professionals.
Its flagship products and services include QuickBooks® and TurboTax®, which make it easier to manage small businesses and tax preparation and filing. Mint.com provides a fresh, easy and intelligent way for people to manage their money, while Intuit's ProConnect brand portfolio includes ProConnect Tax Online, ProSeries® and Lacerte®, the company's leading tax preparation offerings for professional accountants.
Founded in 1983, Intuit had revenue of $4.7 billion in its fiscal year 2016. The company has approximately 7,900 employees with major offices in the United States, Canada, the United Kingdom, India and other locations. More information can be found at www.intuit.com.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1,

Intuit Reports First Quarter Fiscal 2017 Earnings

Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.

Cautions About Forward-looking Statements
This press release contains forward-looking statements, including forecasts of expected growth and future financial results of Intuit and its reporting segments; Intuit’s prospects for the business in fiscal 2017 and beyond; expectations regarding Intuit’s growth outside the US; expectations regarding timing and growth of revenue for each of Intuit’s reportable segments and from current or future products and services; expectations regarding customer growth; expectations regarding changes to our products and their impact on Intuit’s business; expectations regarding the impact of the early adoption of the new accounting standards update on our financial results; expectations regarding the amount and timing of any future dividends or share repurchases; expectations regarding availability of our offerings; expectations regarding the impact of our strategic decisions on Intuit’s business; and all of the statements under the heading “Forward-looking Guidance”.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: inherent difficulty in predicting consumer behavior; difficulties in receiving, processing, or filing customer tax submissions; consumers may not respond as we expected to our advertising and promotional activities; the competitive environment; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns; our ability to innovate and adapt to technological change; availability of our products and services could be impacted by business interruption or failure of our information technology and communication systems; any problems with implementing upgrades to our customer facing applications and supporting information technology infrastructure; any failure to properly use and protect personal customer information and data; our ability to develop, manage and maintain critical third-party business relationships; increases in or changes to government regulation of our businesses; any failure to process transactions effectively or to adequately protect against potential fraudulent activities; any loss of confidence in using our software as a result of publicity regarding such fraudulent activity; any significant product accuracy or quality problems or delays; any lost revenue opportunities or cannibalization of our traditional paid franchise due to our participation in the Free File Alliance; the global economic environment may impact consumer and small business spending, financial institutions and tax filings; changes in the total number of tax filings that are submitted to government agencies due to economic conditions or otherwise; the seasonal and unpredictable nature of our revenue; our ability to attract, retain and develop highly skilled employees; increased risks associated with international operations; unanticipated changes in our income tax rates; changes in the amounts or frequency of share repurchases or dividends; we may issue additional shares in an acquisition causing our number of outstanding shares to grow; our inability to adequately protect our intellectual property rights may weaken our competitive position; disruptions, expenses and risks associated with our acquisitions and divestitures; amortization of acquired intangible assets and impairment charges; our use of significant amounts of debt to finance acquisitions or other activities; and the cost of, and potential adverse results in, litigation involving intellectual property, antitrust, shareholder and other matters. More details about the risks that may impact our business are included in our Form 10-K for fiscal 2016 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Forward-looking statements are based on information as of November 17, 2016, and we do not undertake any duty to update any forward-looking statement or other information in these materials.

TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31, 2016	October 31, 2015
Net revenue:
Product	$297	$271
Service and other	481	442
Total net revenue	778	713
Costs and expenses:
Cost of revenue:
Cost of product revenue	29	29
Cost of service and other revenue	151	131
Amortization of acquired technology	3	6
Selling and marketing	283	244
Research and development	246	213
General and administrative	126	117
Amortization of other acquired intangible assets	1	2
Total costs and expenses [A]	839	742
Operating loss from continuing operations	(61)	(29)
Interest expense	(9)	(7)
Interest and other income (expense), net	(2)	(4)
Loss before income taxes	(72)	(40)
Income tax provision (benefit) [B]	(42)	(9)
Net loss from continuing operations	(30)	(31)
Net income from discontinued operations [C]	—	—
Net loss	$(30)	$(31)

Basic net loss per share from continuing operations	$(0.12)	$(0.11)
Basic net income per share from discontinued operations	—	—
Basic net loss per share	$(0.12)	$(0.11)
Shares used in basic per share calculations	258	272

Diluted net loss per share from continuing operations	$(0.12)	$(0.11)
Diluted net income per share from discontinued operations	—	—
Diluted net loss per share	$(0.12)	$(0.11)
Shares used in diluted per share calculations	258	272

Cash dividends declared per common share	$0.34	$0.30
See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]	The following table summarizes the total share-based compensation expense that we recorded in operating loss from continuing operations for the periods shown.

	Three Months Ended
(in millions)	October 31, 2016	October 31, 2015
Cost of revenue	$2	$2
Selling and marketing	25	19
Research and development	36	21
General and administrative	26	25
Total share-based compensation expense	$89	$67

[B]
We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.

In December 2015 the Consolidated Appropriations Act, 2016 was signed into law. The Act includes a permanent reinstatement of the federal research and experimentation credit that was retroactive to January 1, 2015.
During the first quarter of fiscal 2017, we elected to early adopt ASU 2016-09, "Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting." As required by ASU 2016-09, starting in fiscal 2017 we reflect excess tax benefits recognized on stock-based compensation expense in the condensed consolidated statements of operations as a component of the provision for income taxes on a prospective basis.
Our effective tax rate for the three months ended October 31, 2016 was approximately 58%. Excluding discrete tax items primarily related to share-based compensation tax benefits resulting from the adoption of ASU 2016-09, our effective tax rate for the period was 34% and did not differ significantly from the federal statutory rate of 35%.
Our effective tax rate for the three months ended October 31, 2015 was approximately 22%. Excluding discrete tax items primarily related to share-based compensation as well as including the effects of losses in certain jurisdictions where we do not recognize a tax benefit, our effective tax rate for the three months ended October 31, 2015 was approximately 36% and did not differ significantly from the federal statutory rate of 35%.
[C] In the third quarter of fiscal 2016 we completed the sales of our Demandforce, QuickBase, and Quicken businesses for $463 million in cash. We recorded a pre-tax gain of $354 million and a net gain of $173 million on the disposal of these three businesses in fiscal 2016.
We classified our Demandforce, QuickBase, and Quicken businesses as discontinued operations and have therefore segregated their operating results from continuing operations in our statements of operations for all periods presented. Net revenue from discontinued operations was $59 million for the three months ended October 31, 2015. Net income from discontinued operations was not significant for the three months ended October 31, 2015. Because the cash flows of these businesses were not material for any period presented, we have not segregated them on our statements of cash flows.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2017
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss) from continuing operations	$(61)	$—	$—	$—	$(61)
Amortization of acquired technology	3	—	—	—	3
Amortization of other acquired intangible assets	1	—	—	—	1
Share-based compensation expense	89	—	—	—	89
Non-GAAP operating income (loss) from continuing operations	$32	$—	$—	$—	$32

GAAP net income (loss)	$(30)	$—	$—	$—	$(30)
Amortization of acquired technology	3	—	—	—	3
Amortization of other acquired intangible assets	1	—	—	—	1
Share-based compensation expense	89	—	—	—	89
Net (gain) loss on debt securities and other investments	1	—	—	—	1
Income tax effects and adjustments [A]	(49)	—	—	—	(49)
Non-GAAP net income (loss)	$15	$—	$—	$—	$15

GAAP diluted net income (loss) per share	$(0.12)	$—	$—	$—	$(0.12)
Amortization of acquired technology	0.01	—	—	—	0.01
Amortization of other acquired intangible assets	0.01	—	—	—	0.01
Share-based compensation expense	0.34	—	—	—	0.34
Net (gain) loss on debt securities and other investments	0.01	—	—	—	0.01
Income tax effects and adjustments [A]	(0.19)	—	—	—	(0.19)
Non-GAAP diluted net income (loss) per share	$0.06	$—	$—	$—	$0.06

Shares used in GAAP diluted per share calculation	258	—	—	—	258

Shares used in non-GAAP diluted per share calculation	261	—	—	—	261
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period specific items. Consequently, our non-GAAP results for the first quarter of fiscal 2017 have been adjusted to exclude the $19 million discrete GAAP tax benefit that we recorded related to the adoption of ASU 2016-09. See note B to Table A for more information.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2016
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss) from continuing operations	$(29)	$42	$1,285	$(56)	$1,242
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	3	6	12
(Gain) loss on sale of long-lived assets	—	—	1	—	1
Share-based compensation expense	67	65	65	81	278
Non-GAAP operating income (loss) from continuing operations	$46	$114	$1,359	$36	$1,555

GAAP net income (loss)	$(31)	$24	$1,026	$(40)	$979
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	3	6	12
(Gain) loss on sale of long-lived assets	—	—	1	—	1
Share-based compensation expense	67	65	65	81	278
Net (gain) loss on debt securities and other investments	1	1	2	1	5
Income tax effects and adjustments [A]	(21)	(35)	(31)	(33)	(120)
Net (income) loss from discontinued operations	—	5	(178)	—	(173)
Non-GAAP net income (loss)	$24	$67	$893	$20	$1,004

GAAP diluted net income (loss) per share	$(0.11)	$0.09	$3.94	$(0.16)	$3.69
Amortization of acquired technology	0.02	0.02	0.02	0.02	0.08
Amortization of other acquired intangible assets	0.01	—	0.01	0.02	0.04
(Gain) loss on sale of long-lived assets	—	—	—	—	—
Share-based compensation expense	0.25	0.25	0.25	0.32	1.05
Net (gain) loss on debt securities and other investments	—	—	0.01	—	0.02
Income tax effects and adjustments [A]	(0.08)	(0.13)	(0.12)	(0.12)	(0.45)
Net (income) loss from discontinued operations	—	0.02	(0.68)	—	(0.65)
Non-GAAP diluted net income (loss) per share	$0.09	$0.25	$3.43	$0.08	$3.78

Shares used in GAAP diluted per share calculation	272	266	260	257	265

Shares used in non-GAAP diluted per share calculation	275	266	260	260	265
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate assumes the federal research and experimentation credit is continuously in effect and eliminates the effects of non-recurring and period specific items. Consequently, our non-GAAP results for the second quarter of fiscal 2016 have been adjusted to exclude the $12 million discrete GAAP tax benefit that we recorded for the retroactive reinstatement of the research and experimentation credit. See note B to Table A for more information.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 31, 2016	July 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$360	$638
Investments	245	442
Accounts receivable, net	121	108
Income taxes receivable	57	20
Prepaid expenses and other current assets	153	102
Current assets before funds held for customers	936	1,310
Funds held for customers	326	304
Total current assets	1,262	1,614

Long-term investments	28	28
Property and equipment, net	1,047	1,031
Goodwill	1,293	1,282
Acquired intangible assets, net	39	44
Long-term deferred income taxes	151	139
Other assets	113	112
Total assets	$3,933	$4,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$625	$512
Accounts payable	165	184
Accrued compensation and related liabilities	136	289
Deferred revenue	739	801
Other current liabilities	190	161
Current liabilities before customer fund deposits	1,855	1,947
Customer fund deposits	326	304
Total current liabilities	2,181	2,251

Long-term debt	475	488
Long-term deferred revenue	197	204
Other long-term obligations	144	146
Total liabilities	2,997	3,089

Stockholders’ equity	936	1,161
Total liabilities and stockholders’ equity	$3,933	$4,250

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	October 31, 2016	October 31, 2015
Cash flows from operating activities:
Net loss	$(30)	$(31)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	49	45
Amortization of acquired intangible assets	6	10
Share-based compensation expense	89	69
Deferred income taxes	(9)	(2)
Tax benefit from share-based compensation plans	—	9
Other	1	10
Total adjustments	136	141
Changes in operating assets and liabilities:
Accounts receivable	(14)	(28)
Income taxes receivable	(38)	(17)
Prepaid expenses and other assets	(50)	(29)
Accounts payable	(2)	(6)
Accrued compensation and related liabilities	(148)	(145)
Deferred revenue	(67)	(54)
Other liabilities	8	(19)
Total changes in operating assets and liabilities	(311)	(298)
Net cash used in operating activities	(205)	(188)
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(125)	(117)
Sales of corporate and customer fund investments	298	940
Maturities of corporate and customer fund investments	22	64
Net change in cash and cash equivalents held to satisfy customer fund obligations	(22)	(10)
Net change in customer fund deposits	22	10
Purchases of property and equipment	(86)	(70)
Other	(11)	(1)
Net cash provided by investing activities	98	816
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facilities	100	350
Proceeds from issuance of stock under employee stock plans	43	47
Payments for employee taxes withheld upon vesting of restricted stock units	(45)	(23)
Cash paid for purchases of treasury stock	(175)	(1,253)
Dividends and dividend rights paid	(89)	(82)
Net cash used in financing activities	(166)	(961)
Effect of exchange rates on cash and cash equivalents	(5)	(1)
Net decrease in cash and cash equivalents	(278)	(334)
Cash and cash equivalents at beginning of period	638	808
Cash and cash equivalents at end of period	$360	$474
During the first quarter of fiscal 2017, we elected to early adopt ASU 2016-09, "Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting." As required by ASU 2016-09, starting in fiscal 2017 we reflect excess tax benefits recognized on stock-based compensation expense in the condensed consolidated statements of operations as a component of the provision for income taxes on a prospective basis. Excess tax benefits are classified as an operating activity in our condensed consolidated statements of cash flows and we have applied this provision on a retrospective basis.

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending January 31, 2017
Revenue	$1,045	$1,065	$—		$1,045	$1,065
Operating income	$60	$70	$82	[a]	$142	$152
Diluted earnings per share	$0.12	$0.15	$0.21	[b]	$0.33	$0.36

Twelve Months Ending July 31, 2017
Revenue	$5,000	$5,100	$—		$5,000	$5,100
Operating income	$1,330	$1,380	$345	[c]	$1,675	$1,725
Diluted earnings per share	$3.47	$3.57	$0.83	[d]	$4.30	$4.40
See “About Non-GAAP Financial Measures” immediately following this Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]	Reflects estimated adjustments for share-based compensation expense of approximately $79 million and amortization of acquired technology of approximately $3 million.

[b]	Reflects the estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the long-term non-GAAP tax rate.

[c]
Reflects estimated adjustments for share-based compensation expense of approximately $332 million; amortization of acquired technology of approximately $12 million; and amortization of other acquired intangible assets of approximately $1 million.

[d]	Reflects the estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the long-term non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated November 17, 2016 contains non-GAAP financial measures. Table B1, Table B2 and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•	Share-based compensation expense

•	Amortization of acquired technology

•	Amortization of other acquired intangible assets

•	Goodwill and intangible asset impairment charges

•	Professional fees for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•	Gains and losses on debt and equity securities and other investments

•	Income tax effects and adjustments

•	Discontinued operations

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired entities. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying value of goodwill and other acquired intangible assets to their estimated fair values.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we sell or impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, assumes the federal research and experimentation credit is continuously in effect, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 34% for fiscal 2016 and 33% for fiscal 2017. These rates are consistent with the average of our normalized fiscal year tax rate over a four year period that includes the past three fiscal years plus the current fiscal year forecast. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this long-term rate. This long-term non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.